                                                                   Exhibit 10.5

                                 111 TOWNSEND STREET
                                       LEASE
                               BASIC LEASE INFORMATION

Date:                  March 4, 1999


LANDLORD:              Ichi Juu Ichi, LLC
Address:               Ronaldo Cianciarulo
                       700 Seventh Street, #107
                       San Francisco, CA 94107

TENANT:                College Edge/Snap Technologies, Inc.
                       111 Townsend Street
                       San Francisco, CA

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PARAGRAPH 1      PREMISES

                 Rentable Area of Premises:    Floor 2 consisting of
                                               approximately 5,902 square feet
                                               and Floor 3 consisting of
                                               approximately 6,018 square feet

PARAGRAPH 2      TERM

                 Thirty-Six (36) months, with an option for an additional year, subject to the terms of Section 2

                 Commencement Date:          Substantial Completion of the
                                             Tenant Improvements (estimated to
                                             be May 1, 1999)

PARAGRAPH 3      BASE RENT:       $29.50 per rentable square foot per year
                                  (i.e., $29,303.33 per month)

PARAGRAPH 5      SECURITY DEPOSIT:     $29,303.33
                 LETTER OF CREDIT:     $150,000

PARAGRAPH 31     BROKER:        Landlord:     Grubb & Ellis
                                Tenant:       CAC Group

      The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between any Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:                                  TENANT:

ICHI JUU ICHI, LLC                         SNAP TECHNOLOGIES, INC. a California
a California limited liability company     corporation

By:       /s/ Ronaldo Cianciarulo          By:      /s/ Howard A. Berman
   -----------------------------------        ---------------------------------

Its:          President                    Its:          EVP, COO
    ----------------------------------         --------------------------------
                                                         Howard A. Berman

                                      LEASE

                               111 TOWNSEND STREET
                            San Francisco, California


                                ICHI JUU ICHI, LLC

                                    -LANDLORD-



                               SNAP TECHNOLOGIES, INC.

                                      -TENANT-

                                    LEASE

     THIS LEASE (the "Lease") is made and entered into as of the 4th day of March 1999, by and between Ichi Juu Ichi, LLC, a California limited liability company (the "Landlord"), and College Edge/Snap Technologies, Inc., a California corporation (the "Tenant").

1.   PREMISES

     (a) Subject to and upon the terms, covenants and conditions hereinafter set forth, Landlord leases to Tenant and Tenant rents from Landlord those certain premises as set forth in the BASIC LEASE INFORMATION attached hereto and as approximately shown on the plan attached hereto as EXHIBIT A (the "Premises") in the building located at 111 Townsend Street, San Francisco, California (the "Building").

     (b) Tenant shall accept the Premises in their "as-is" condition; provided, however, Landlord, at its cost, shall complete the following work ("Tenant Improvements"):

             (i) Any operable windows, the electrical systems and the roof shall be in good working order and repair;

             (ii) The Common Areas shall be improved with Building standard finishes;

             (iii) A second restroom shall be installed on the second floor of the Building so there will be two (2) restrooms on the second floor;

             (iv) The restroom on the third floor of the Building shall be cleaned and painted;

             (v)     A space heater shall be installed on the second floor;
and

             (vi)    Perform the work outlined on EXHIBIT B attached hereto.

Upon substantial completion of the Tenant Improvements, Tenant shall execute a written notice of its acceptance of Premises, which shall be conclusive evidence that Tenant has accepted the Premises in good and satisfactory condition as of the date of such notice and Landlord shall not be liable to Tenant for any defects in the Tenant Improvements thereafter. Landlord hereby discloses to Tenant that the western wall of the Building is shared with the building immediately adjacent to the Building and such wall is an unreinforced masonry wall. The City and County of San Francisco has declared that such walls are unsafe; and, Tenant on behalf of itself and its employees and invitees hereby accepts such risk.

2.   TERM

     (a) This Lease shall be for the term commencing on the Commencement Date (as defined in the BASIC LEASE INFORMATION) (provided Tenant shall have the right to move its furniture, fixtures and equipment into the Premises five days prior to the Commencement Date) and expiring on the date that is thirty-six (36) months following the Commencement Date, unless sooner terminated as provided herein (the "Term"). If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date specified herein for the commencement of the Term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided, however, that Tenant may terminate this lease in the event that Landlord cannot deliver the Premises by August 1, 1999 by providing Landlord written notice of its termination no later than August 15, 1999. In that event, however, Tenant shall not be liable for any Base Rental or Additional Charges (as hereinafter defined) until Landlord delivers possession of the Premises to Tenant.

     (b) Tenant and Landlord shall each have the right to change the Expiration Date of the Lease from the end of the 36th month of the Term to be the end of the 24th month of the Term upon not less than 120 days prior written notice. In the event the Expiration Date is changed from the 36th month to the 24th month, neither party shall be required to pay the other party any termination fee or other payment of any type or nature.

     (c) Subject to the rights of Landlord in Section 2(b), Landlord hereby grants Tenant an option to extend the term of the Lease for one additional period of one (1) year, at Tenant's election as specified below, commencing immediately after the expiration of the Term, upon the same terms and conditions contained herein, except that (i) the Base Annual Rent for the Premises shall be equal to the fair market rent for the Premises determined in the manner set forth below, (ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, and (iii) there shall be no further options to extend the term of the Lease. Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than 120 days prior to expiration of the Term. If Tenant properly exercises the option granted herein, references in the

Lease to the term shall be deemed to mean the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained, herein, all option rights of Tenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (i) an Event of Default exists at the time of exercise of the option or at the time of commencement of the option term, or (ii) Tenant has not subsequently cured such Event of Default.

     (d) If Tenant properly exercises its option to extend the term of the Lease, the Base Annual Rent during the option term shall be determined in the following manner. The Base Annual Rent shall be increased to an amount equal to the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term, as such fair market rent is specified by Landlord by notice to Tenant not less than thirty (30) days prior to commencement of the option term, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of the option term, then Tenant shall so notify Landlord within ten (10) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) business days, Landlord's determination of the fair market rent for the Premises shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the amount of Base Annual Rent as of commencement of the option term shall be determined as follows:

             (i) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the option term from a broker ("Tenant's broker") licensed in the State of California and engaged in the office brokerage business in San Francisco, California for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Monthly Base Rent for the option term shall be increased to an amount equal to of the amount determined by Tenant's broker. If Landlord fails to notify Tenant within ten (10) business days of its rejection of such determination, the Monthly Base Rent shall be increased to an amount equal to the amount determined by Tenant's broker.

             (ii) If Landlord does not accept such determination, within 15 days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and engaged in the office brokerage business in San Francisco, California, for at least the immediately preceding five (5) years. Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five
(5) days after the appointment of Landlord's broker. Each of said three brokers shall determine the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term of the Lease within 15 days after the appointment of the third broker. The third appraiser shall choose the appraisal of the Landlord's Broker or the appraisal of the Tenant's Broker which ever is closer to its determination of fair market rent. The Annual Base Rent payable by Tenant effective as of the commencement of the option term shall be increased to an amount equal to the average of said three determinations; provided, however, any such determination that is ten percent greater or less than the three determinations shall not be considered.

             (iii) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.

     (e) If the amount of the fair market rent is not known as of the commencement of the option term, then Tenant shall continue to pay the Base Annual Rent in effect at the expiration of the initial term until the amount of the fair market basic rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord within five (5) business days of demand. In no event shall the Base Annual Rent payable during the option term be less than the sum of (i) the Base Annual Rent in effect immediately prior to the expiration of the initial term, and (ii) the Tenant's Share payable by Tenant on a per square foot basis during the last year of the Term.

3.   RENT

     (a) Tenant shall pay to Landlord a total annual "Base Rental" throughout the Term in equal monthly installments as set forth in the BASIC LEASE INFORMATION attached hereto, due and payable upon the first day of each and every month during the Term, without any further notice from or demand by Landlord and without any offset or deduction whatsoever, except as set forth herein, in lawful money of the United States of America, at the address set forth in the BASIC LEASE INFORMATION attached hereto or elsewhere as designated from time to time by Landlord's written notice to Tenant. Tenant shall also pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Charges"); and such Additional Charges shall be payable to Landlord at the place where the Base Rental is payable and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rental. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rental and Additional Charges for such fractional month shall be prorated on a daily basis.

    (b) Tenant recognizes that late payment of any Base Rental or Additional Charges will result in additional administrative expense to Landlord and will impair Landlord's ability to meet its obligations with respect to the Building and otherwise, the exact extent of which additional expense and impairment will be extremely difficult or impractical to determine. Tenant therefore agrees that if any Base Rental or Additional Charges remain unpaid for a period of fifteen (15) days after the date the same is due, the amount of such unpaid Base Rental or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to ten percent (10%) of the amount of the past due Base Rental and/or Additional Charges. The amount of the late charge to be paid to Landlord by Tenant on any delinquent Base Rental and/or Additional Charges shall be reassessed and added to Tenant's obligation for each successive monthly period accruing after the date on which the late charge is initially imposed until such late charge and all delinquent Base Rental and Additional Charges have been paid in full by Tenant. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of any such late payment by Tenant. The provisions of this Paragraph 3(b) in no way relieve Tenant of the obligation to pay Base Rental or Additional Charges on or before the date on which they are due, nor do the terms of this Paragraph 3(b) in any way affect Landlord's remedies pursuant to Paragraph 18 in the event any Base Rental or Additional Charges are unpaid after the date due.

4. ADDITIONAL CHARGES. For purposes of this Paragraph 4, the following terms shall have the meanings hereinafter set forth:

         (i)    "Base Year" shall mean the calendar year 1999.

         (ii) "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), and other governmental liens or charges of any kind or nature whatsoever, ordinary and extraordinary, foreseen and unforeseen, and any substitute therefor, including all taxes attributable in any manner to the Premises, the land on which the Premises is located or the rents (however the term may be defined) receivable therefrom or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner (except only those taxes of the following categories: any inheritance, estate succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Premises and/or the land on which it is located). Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce such Taxes.

         (iii) "Operating Costs" shall mean all costs incurred by Landlord in connection with owning, operating and maintaining the Building.

         (iv) "Tenant's Share" shall mean 67%, unless Landlord leases the basement for office space, in which event Tenant's Share shall be proportionately reduced.

    (a) Tenant shall pay to Landlord as Additional Charges, each month, an amount equal to Tenant's Share of any increase in Taxes and Operating Costs from the Base Year.

    (b) In addition, Tenant shall pay to Landlord as Additional Charges, upon written demand, such portion of all real estate Taxes which are attributable to the value of the improvements installed in the Premises by Tenant.

    (c) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within 10 days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

5.  SECURITY DEPOSIT AND LETTER OF CREDIT

    (a) Tenant concurrently with the execution of this Lease, has deposited with Landlord the sum set forth in the BASIC LEASE INFORMATION attached hereto, the receipt of which is hereby acknowledged by Landlord as security for the faithful performance by Tenant of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may apply the security deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants and conditions contained herein or make any payment owing hereunder. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will, within thirty (30) days after the expiration hereof, promptly return the security deposit to Tenant or the last permitted assignee of Tenant's interest hereunder. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any Events of Default (as defined in Paragraph 18 of this Lease) the security deposit shall become due and payable to Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Event of Default.

    (b) Concurrently with execution of this Lease by Tenant, Tenant shall deliver to Landlord as security for the faithful performance of all of its obligations under this Lease an unconditional and irrevocable letter of credit ("Letter of Credit") in the amount of $150,000 for the benefit of Landlord and any successor in interest of Landlord, issued by a financial institution acceptable to Landlord, and providing for partial drawings. All costs incurred in obtaining the Letter of Credit shall be borne by Tenant. Landlord shall be entitled to draw upon the Letter of Credit if an Event of Default shall occur under the Lease, to the extent of the default. Tenant shall maintain the Letter of Credit in effect in accordance with the terms of this paragraph until 60 days after the later of (i) the expiration of the term of the Lease, or (ii) vacation of the Premises by Tenant. If the stated term of the Letter of Credit would expire prior to such time as Tenant is no longer required to maintain the Letter of Credit in effect under the Lease, prior to its stated expiration Tenant shall renew the Letter of Credit for a period of time until Tenant is no longer required to maintain the Letter of Credit or shall deliver to Landlord a new Letter of Credit in accordance with the terms hereof. If Tenant fails either to give Landlord satisfactory evidence confirming such renewal of the Letter of Credit or to deliver a new Letter of Credit to Landlord at least 20 days prior to the stated expiration of the Letter of Credit in effect, Landlord shall be entitled to draw down the full amount of the Letter of Credit prior to the expiration thereof, and the amount so drawn shall be treated in the manner described in below.

    Any cash proceeds drawn under the Letter of Credit and not applied by Landlord as provided in paragraph above plus such additional amount as shall be necessary to restore the amount so held by Landlord to the amount of the Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of the Lease to be performed or observed by Tenant (the "deposit"). If Tenant fails to pay rent or other charges due under the Lease, or otherwise defaults with respect to any provision of the Lease, Landlord may at its sole option apply or retain all or any portion of the Letter of Credit for the payment of any rent or other charges in default or the payment of any other sum to which Landlord may become entitled by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit (including draws under the Letter of Credit), then within thirty (30) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the amount thereof, and Tenant's failure to do so shall be a material breach of the Lease. Landlord's application or retention of the deposit shall not constitute a waiver of Tenant's default to the extent that the deposit does not fully compensate Landlord for all losses or damages incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under the Lease or by law. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations under the Lease, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under the Lease) within thirty (30) days after the later of (i) expiration of the term of the Lease, or (ii) vacation of the Premises by Tenant. No trust relationship is created herein between Landlord and Tenant with respect to the deposit.

6.  USE AND COMPLIANCE WITH LAWS

    (a) Tenant shall use and occupy the Premises for general office and for no other use or purpose.

    (b) Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents above the rate as of the initial move-in date or cause a cancellation of such insurance or otherwise affect such insurance in any manner after the initial move-in date, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by Tenant or Tenant's use of the

Premises. Tenant shall not have the right to use the freight elevator in the Building except for the initial move in of its furniture, fixtures and equipment.

7.  HAZARDOUS SUBSTANCES

    Tenant will not cause, suffer or permit any Hazardous Substance (as hereinafter defined) to be brought, kept or stored within the Premises, and Tenant will not engage in or permit any other person to engage in any activity, operation or business upon the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Substance that would or could result in Tenant, Landlord, the Premises, or the Building to be subject to any law, statute, ordinance, or regulation or rule of common law pertaining to health, industrial hygiene, or the environment. Tenant shall be responsible for any violation of this Article 7 by any subtenant or other occupant of the Premises. The term "Hazardous Substance" shall include, without limitation those substances, materials and wastes that are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

8.  UTILITIES AND JANITORIAL

    Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be reasonably determined by Landlord of all charges jointly metered with other premises. Tenant, at Tenant's sole cost, shall be responsible for providing janitorial services to the Premises.

9.  ALTERATIONS

    Tenant shall not make any alternations, additions or improvements (collectively, "Alterations") in or to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord; and any Alterations, except for Tenant's movable furniture and equipment, at Landlord's election, shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant or, if Landlord shall elect, be removed by Tenant prior to the expiration date of this Lease. All Alteration shall be completed in compliance with all laws, codes, rules, and ordinances in effect at the time of such Alterations. In the event the making of any Alterations triggers any additional work to be performed to the Premises or the Building, such additional work shall be performed at Tenant's sole cost and expense. In the event Tenant fails to remove any Alterations required by Landlord to be removed, Landlord may remove such Alterations and Tenant shall be obligated to immediately reimburse Landlord for the cost therefor. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord or, at Landlord's option, the Alterations shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead) within twenty (20) days after receipt of a statement from Landlord therefor. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord and at Tenant's sole cost and expense, promptly remove any Alterations made by or for the account of Tenant that are designated by Landlord to be removed, and Tenant shall at its sole cost and expense, promptly repair and restore the Premises to its original condition.

10. REPAIR

    (a) Tenant shall take good care of the Premises and, at Tenant's cost and expense, shall make all repairs and replacements as and when Landlord deems necessary to preserve the Premises in good working order and condition normal wear and tear excepting, except that Tenant shall not be required to make any such structural repairs or structural replacements unless necessitated or occasioned by the acts, omissions or negligence of Tenant, or any of its employees, contractors, agents or invitees, or by the manner of Tenant's use or occupancy of the Premises (but then only to the extent not covered by Landlord's insurance). Landlord shall not be liable for and there shall be no abatement of Base Rental or Additional Charges with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

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

     (b) All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (i) at Tenant's sole cost and expense and at such time and in such manner as Landlord may reasonably designate, (ii) by contractors or mechanics reasonably approved by Landlord, (iii) so that same shall be at least equal in quality, value, and utility to the original work or installation in all material respects, (iv) in accordance with the rules and regulations for the Building reasonably adopted by Landlord from time to time, and (v) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

11.  LIENS

     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses reasonably incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises and the Building from mechanics' and materialmen's liens, and Tenant shall give to landlord at least five (5) business days' prior notice of commencement of any construction in the Premises.

12.  ASSIGNMENT AND SUBLETTING

     (a) Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (collectively, "Sublease") without Landlord's prior written consent in each instance, which consent may not be unreasonably withheld by Landlord; provided, however, that no such consent shall be required in connection with any merger, consolidation, any sale of all or substantially all of Tenant's assets or any other transaction in which more than fifty percent (50%) of Tenant's power is transferred.

     (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an Assignment or Sublease, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

          (i) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under this Lease;

          (ii) if the proposed assignee or sublessee is a governmental agency;

          (iii) if, in Landlord's good faith judgment, the use of the Premises by the proposed assignee or sublessee would not be compatible to the types of use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, would result in more than a reasonable number of occupants per floor, would require increased services by Landlord or would conflict with any so-called "exclusive" or percentage lease then in favor of another tenant of the Building;

          (iv) if, in Landlord's reasonable judgment, the financial strength of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;

          (v) if the Sublease would result in the division of the Premises into three or more units; or

          (vi) if the proposed assignee or sublessee is an existing tenant of the Building or Landlord is currently marketing space in the Building to such proposed assignee or sublessee.

     (c) If Tenant desires at any time to enter into an Assignment or Sublease, it shall first give written notice ("Tenant's Notice") to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee or subtenant, (ii) the terms and provisions of the proposed Assignment or Sublease, and (iii) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.

     (d) If Landlord consents to an Assignment or a Sublease within a fifteen (15) day period from receipt of Tenant's Notice, Tenant may thereafter, within ninety (90) days after Landlord's consent, but not later than the expiration date of said ninety (90) days, enter into such Assignment or Sublease, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 12(c).

     (e) In the case of an assignment, one hundred percent (100%) of any sums or other economic consideration received by Tenant as a result of such Assignment shall be paid to Landlord. In the case of a Sublease, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such Sublease shall be paid to Landlord after first deducting the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises.

     (f) No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 12 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rental or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

     (g) Each assignee of this Lease shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Base Rental and Additional Charges, and for the performance of all the terms, covenants and conditions herein contained on Tenant's part to be performed. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

13.  INSURANCE AND INDEMNIFICATION

     (a) Except as resulting from Landlord's gross negligence, willful misconduct or breach of this Lease, Tenant agrees to defend, protect and indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including without limitation, penalties, fines and reasonable counsel fees and disbursements, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed; or
(ii) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, or (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (iv) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the Term, including without limitation any acts, omissions or negligence in making or performing any Alterations. In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel reasonably acceptable to Tenant and Landlord. The provisions of this Paragraph 13 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     (b) Tenant shall procure at its cost and expense and keep in effect during the Term comprehensive general liability insurance including contractual liability with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00). Such insurance shall name Landlord the current property manager of the Building as additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills thereafter. Tenant's compliance with the provisions of this Paragraph 13(b) shall in no way limit Tenant's liability under any of the other provisions of this Paragraph 13.

     (c) Landlord shall procure and keep in effect during the Term casualty insurance insuring the Building, excluding any improvements or Alterations made by Tenant, and Tenant shall pay Tenant's Share of the annual cost within thirty days after receipt of an invoice from Landlord.

14.  WAIVER OF SUBROGATION

     Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therin, a waiver of all rights of subrogation which the insurer of one party might otherwise have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

15.  DAMAGE AND DESTRUCTION

     If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made within ninety (90) days after the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rental based upon the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises. Within twenty (20) days after the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within ninety (90) days after the date of such damage. If such repairs cannot be made within ninety (90) days from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Base Rental shall be reduced as provided herein; or (b) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. In case of termination, the Base Rental shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rental up to the date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage to the property of Tenant. Tenant hereby waives the provisions of Section 0932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California.

16.  EMINENT DOMAIN

     If any part of the Premises shall be taken or appropriated under the power of eminent domain such that any part of the Premises is rendered unsuitable for its intended use, either party shall have the right to terminate this Lease at its option. In such event, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain provided, however, that Tenant may receive the portion of the sum paid by virtue of such proceedings to Tenant in its own right for relocation expenses and damage to Tenant's personal property. If a part of the Premises shall be so taken or appropriated and such taking or appropriation does not render the balances of the Premises unsuitable for its intended use or neither party hereto elects to terminate this Lease, and if the Premises have been damaged as a consequence of such partial taking or appropriation, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense. Thereafter, the Base Rental to be paid under this Lease for the remainder of the term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation shall interfere with the business carried on by Tenant in the Premises. Notwithstanding anything to the contrary contained in this Paragraph 16, in the case of any temporary taking of any part of the Premises during the Term for not more than sixty (60) days, this Lease shall be and remain unaffected by such temporary taking and Tenant shall continue to pay in full the Base Rental payable hereunder, and Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

17.  RIGHT OF ENTRY

     Landlord, or any of its agents, shall have the right to enter the Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of the Building, or to exhibit the Premises at any time within one hundred eight (180) days before the expiration of this Lease.

18.     EVENTS OF DEFAULT AND REMEDIES

        (a) The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

                (i) Tenant fails to pay any Base Rental under this Lease as and when such rent becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the third such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                (ii) Tenant fails to pay any Additional Charges or other amount of money or charge payable by Tenant hereunder as and when such Additional Charges or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the third such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                (iii) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

                (iv) Tenant (A) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (B) makes an assignment for the benefit of its creditors, (C) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (D) takes action for the purpose of any of the foregoing; or

                (v) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

                (vi) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

                (vii)   Tenant intentionally abandons the Premises.

        (b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

                (i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

                (ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                (iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                (iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Paragraphs 3 and 4 hereof.

        (c) Notwithstanding the occurrence of an Event of Default, pursuant to California Civil Code Section 1954.1, or any successor statute thereof, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

        (d) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

        (e) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Base Rental and Additional Charges. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Charges hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of Base Rental.

        (f) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

19.     RIGHT OF LANDLORD TO PERFORM

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Base Rental or Additional Charges. If Tenant shall fail to pay any sum of money, other than Base Rental or Additional Charges, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law, from the date of such payment by Landlord shall be payable as Additional Charges to Landlord on demand.

20.     NOTICES

        Any notices under this Lease shall be effective only if given in writing, sent by certified mail or delivered personally, (a) to Tenant (i) at the address designated for such notices in the BASIC LEASE INFORMATION attached hereto, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, and (b) to Landlord at the address set forth in the BASIC LEASE INFORMATION, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 20. Any notice shall be deemed to have been given two (2) days after the date when it shall have been mailed or upon the date personal delivery is made. If Tenant is notified of the identity and address of any mortgagee, Tenant shall give to such mortgagee notice of any default by Landlord under the terms of this Lease in writing sent by certified mail, and such mortgagee shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to it.

21.  QUIET ENJOYMENT

     Upon the payment by Tenant of all Base Rental and Additional Charges due hereunder, and upon performance by Tenant of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant shall have the right to peaceably and quietly hold and enjoy the Premises for the Term hereby demised, subject to all of the terms, covenants and conditions of this Lease.

22.  SUBORDINATION AND ATTORNMENT

     (a) This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person or entity that acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord.

     (b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

     (c) If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

23.  TENANT'S CERTIFICATES

     From time to time upon not less than ten (10) days' prior written notice from Landlord, Tenant will execute and deliver to Landlord a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease,
(c) that this Lease is unmodified and in full force and effect (or, that there have been modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rental and Additional Charges under this Lease have been paid, and (g) any other information that may reasonably be required by Landlord. It is intended that any such certificate of Tenant delivered pursuant to this Paragraph 23 may be relied upon by Landlord and any prospective purchaser or mortgagee of the Building or any portion thereof. Tenant's failure to execute and deliver such certificate to Landlord within ten (10) days of Landlord's written notice shall constitute a certification by Tenant (i) that Tenant has accepted the Premises, (ii) that there are no existing defenses against the enforcement of the obligations of Tenant under the Lease, and (iii) that there are no existing defaults by Landlord in the performance of its obligations under the Lease. In addition, Tenant's failure to execute and deliver such certificate to Landlord within ten (10) days of Landlord's written notice shall constitute a certification by Tenant that the information required in (b), (c), (f) and (g) of this Paragraph 23 to be included in the certificate of Tenant is as indicated by Landlord in writing to any prospective purchaser or mortgagee of any part of the Building or the land upon which the Building is located, if such a writing is provided by Landlord as a result of Tenant's failure to timely provide a tenant's certificate pursuant to this Paragraph 23.

24.  SUCCESSORS AND ASSIGNS

     Subject to the provisions of Paragraph 12, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

25.  ATTORNEYS' FEES

     If either party defaults in the performance of any of the terms, covenants and conditions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

26.  WAIVER

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base Rental or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Base Rental or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

27.  SURRENDER OF PREMISES

     At the end of the Term or sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to same, by whomsoever made, in the same condition as received or first installed, damage by fire, earthquake, Act of God, or the elements alone excepted. Upon the termination of this Lease, Tenant shall repair any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord.

28.  HOLDING OVER

     Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at a monthly Base Rental equal to one hundred fifty percent (150%) of the Base Rental for last month of the Term of this Lease, and shall otherwise be on the terms and conditions herein specified specified so far as applicable. Any holding over without Landlord's consent shall constitute an Event of Default and entitle Landlord to recover possession of the Premises in accordance with applicable law.

29.  LIMITATION OF LIABILITY

     Tenant agrees to look only to the equity of Landlord in the Premises and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partner, joint venturer, officer, director, shareholder, agent, or employee of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's claims under or with respect to this Lease, and no partner, officer, director, agent or employee of Landlord shall be personally liable in any manner or to any extent under or in connection with this Lease. If at any time the holder of Landlord's interest hereunder is a partnership or joint venture, a deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

30.  SIGNS

     Landlord, at Landlord's sole cost and expense, shall install building standard signage in the directory in the lobby of the Building. Tenant, shall have a non-exclusive right to install, at Tenant's sole cost and expense, a sign on the facade of the Building. The size, color, style, materials, location and manner of installation of the sign shall be subject to the prior written approval of Landlord which shall not be unreasonably withheld. The exterior sign shall comply with all regulations of the City and County of San Francisco and Tenant shall provide Landlord with confirmation of such compliance. Tenant shall maintain the sign at its sole cost and expense and upon the Expiration Date or the sooner termination of this Lease shall remove the sign and restore the facade to the condition it was in prior to its installation. The provisions governing alterations shall apply to the installation, maintenance and removal of the exterior sign.

31.  BROKERAGE

     Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker set forth in the BASIC LEASE INFORMATION attached hereto and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the expiration or termination of this Lease.

32.  INVALIDITY OF PROVISION

     If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of California.

33.  TIME OF ESSENCE

     It is understood and agreed between the parties that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

34.  ENTIRE AGREEMENT

     This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                                   TENANT:

ICHI JUU ICHI, LLC                          SNAP TECHNOLOGIES, INC. a California
a California limited liability company      corporation

By: /s/ Ronaldo Cianciarulo                 By: /s/ Howard A. Berman
   -----------------------------------         ---------------------------------

Its: President                              Its: EVP, COO
    ----------------------------------          --------------------------------
                                                 HOWARD A. BERMAN

                                   EXHIBIT A


                            [INTENTIONALLY DELETED]

                                [LETTERHEAD]



                                  EXHIBIT B


February 23, 1999

Mr. John Jenson
Grubb & Ellis Brokerage
255 California Street, 14th Floor
San Francisco, CA 94111

RE: PROPOSED COLLEGEEDGE IMPROVEMENTS (111 TOWNSEND STREET)

Dear John:

As per our conversation, the following tenant improvements will be required by CollegeEdge (the "Tenant") for the 2nd and 3rd floors of 111 Townsend Street in San Francisco (the "Property"). I spoke with Keith Hooks of Hooks Design & Architecture regarding the measurements for the proposed conference rooms and offices per our requirements. The following should accurately reflect the Tenant's proposed TIs for the purpose of a cost estimate by your contractor.

     1. SECOND FLOOR

          In the locations shown on the attached a. One (1) Conference
               Room--(12 Ft. x 20 Ft.) Finished to Building Standards
          In the locations shown on the attached b. Two (2) Offices--(10 Ft.
               x 12 Ft.) Finished to Building Standards
          c.   Industrial Grade Carpeting.
          d.   Fluorescence Lighting.

     2. THIRD FLOOR

          In the locations shown on the attached a. One (1) Conference
               Room--(14 Ft. x 24 Ft.) Finished to Building Standards
          In the locations shown on the attached b. Two (2) Offices--(10 Ft.
               x 12 Ft.) Finished to Building Standards
          c.   Industrial Grade Carpeting.

Please submit the above tenant improvement requirements to your contractor for cost estimate at your earliest convenience. I look forward to your prompt response in this matter.

     3. All bathrooms shall have privacy dividers
     4. Repair damaged or missing fiberglass insulation in ceiling of third floor


Sincerely,

THE CAC GROUP

/s/ Bruce A. Wilson

Bruce A. Wilson
Vice President


cc:  Howard Berman

                                   Exhibit B


                               [3rd Floor Plan]

                                   Exhibit B


                               [2nd Floor Plan]

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("First Amendment") is entered into as of May 27, 1999, by and between Ichi Juu Ichi, LLC ("Landlord") and Snap Technologies, Inc. ("Tenant") with reference to the following facts:

     A. Pursuant to that certain Lease (the "Lease") dated March 4, 1999, Landlord leased to Tenant 11,920 rentable square feet of space (the "Premises") on the second and third floor of the building located at 111 Townsend Street, San Francisco, California (the "Building").

     B. Landlord and Tenant desire to (i) expand the Premises to include approximately 6,000 additional rentable square feet of space located on the ground floor of the Building ("Ground Floor Premises") and approximately 4,000 rentable square feet of space located on the lower level of the Building ("Basement Premises") (collectively, the Ground Floor Premises and the Basement Premises shall be referred to as the "Expansion Premises") (the Expansion Premises are more particularly shown on the floor plan attached hereto as EXHIBIT A), and (ii) extend the term of the Lease so the term for the Premises together with the Expansion Premises expires as of June 14, 2002 ("New Expiration Date").

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

     1. TERM. The term of the Lease is hereby extended until the New Expiration Date.

     2. EXPANSION OF PREMISES. Commencing upon June 15, 1999 (the "Expansion Commencement Date"), the Premises shall be expanded to include the Expansion Premises. From and after the Expansion Commencement Date, all references in the Lease to the "Premises" shall be deemed to refer to the Expansion Premises, unless the context clearly requires otherwise.

     3. MEASUREMENT OF EXPANSION PREMISES. Promptly following execution of the First Amendment, the parties hereby agree to measure the Expansion Premises in accordance with the American National standard method of measuring floor area in office buildings of the Building Owners and Managers Association
(ANSI Z65.1-1996). In the event the Expansion Premises are larger or smaller than specified herein, the parties shall enter into an agreement acknowledging the actual square footage of the Expansion Premises.

    4. BASE RENT. From and after the Expansion Commencement Date, Tenant shall pay as Base Rent for the Expansion Premises the following:

               Ground Floor Premises:   $29.50 per rentable square foot per year
                                        (i.e., $14,750.00 per month)

                   Basement Premises:   $27.50 per rentable square foot per year
                                        (i.e., $9,166.67 per month)

     5. TENANT'S SHARE. From and after the Expansion Commencement Date, Tenant's Share with respect to the Premises shall be 100%.

     6. IMPROVEMENT OF EXPANSION PREMISES. Prior to the Expansion Commencement Date, Landlord will perform the work outlined on EXHIBIT B attached hereto.

     7. YARD PREMISES. Commencing upon June 15, 1999, Tenant shall lease the rear yard area of the Building ("Yard Premises"), as shown on the floor plans attached as EXHIBIT A. Tenant shall pay rent in the amount of $750.00 per month for the Yard Premises through the New Expiration Date, upon all the same terms and conditions of the Lease. Landlord shall provide a chain link fence enclosing such yard area, basic landscaping and a 100 square foot wood deck. Tenant shall provide, at its cost, all other amenities, subject to the prior approval of Landlord.

     8. SECURITY DEPOSIT. Concurrently with the execution of this Lease by Tenant, Tenant shall increase the amount of the letter of credit currently held by Landlord to a total amount of $250,000, which shall be held pursuant to the terms of Section 5(b) of the Lease.

     9. FINANCIAL STATEMENTS. Within ten (10) days after written request therefor, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss, tax returns, history of company, corporate officers, capital backers, and any other financial commitment to lease) of Tenant for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any mortgagee of Landlord.

     10. BROKERAGE. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the expiration or termination of this Lease.

     11. STATUS OF LEASE. Except as amended by this First Amendment, the Lease is unchanged and, as amended by this First Amendment, the Lease remains in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

TENANT:                                LANDLORD:

SNAP TECHNOLOGIES, INC.                ICHI JUU ICHI, LLC

By: /s/ Howard A. Berman               By: /s/ Ronaldo Cianciarulo
   --------------------------------       --------------------------------
Its: EVP/COO                           Its: President
    -------------------------------        -------------------------------

                                   EXHIBIT B

Ground Floor front lobby at passenger elevator:
     New painted wood door with glass front door to replace existing door. Linoleum flooring to be agreed with Tenant.
     Installation of lights on order for lobby and stairwell.

Ground Floor base building and Tenant Improvements:
     Space in its as is painted and sandblasting condition.
     Lights, plugs and wiring similar to second and third floor. Tenant to provide a layout of requirements within 5 days of mutual execution of Lease. If requirements are in excess of the 2nd and 3rd floor, Tenant to be notified of addition charges to Tenant if necessary.
     Heaters to be provided for the basement and first floor.
     Carpet of Tenant's choice to be provided similar to second and third floor.
     Conference rooms similar to 2nd floor.
     A toilet stall will be removed and a shower installed to the ground floor bathroom so each ground floor bathroom has a shower.

The roll up door will remain as is with Landlord sealing to eliminate dust.
     All cost required changing in the roll up door to windows or an entry including architecture, permits, sidewalk repair if necessary for entry, would be shared by Landlord and Tenant.

Signage - Tenant shall have exterior signage, at Tenant cost, subject to City and County of S.F. ordinances and Landlord approval, not unreasonably withheld.